UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 29, 2015

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Roper Technologies, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders on May 29, 2015 in Sarasota, Florida. A brief description of each of the proposals submitted to the Shareholders and the votes cast are set forth below. Each director nominee was elected and all of the proposals passed.

Proposal 1: Election of seven directors.

Each of the directors identified below was elected at the 2015 Annual Meeting of Shareholders for a one-year term expiring at the 2016 Annual Meeting of Shareholders.

	For	Withheld /Abstain	Broker Non-Votes
Amy Woods Brinkley	87,965,483	772,640	2,719,985
Robert D. Johnson	87,665,426	1,072,697	2,719,985
Robert E. Knowling	87,671,197	1,066,926	2,719,985
Wilbur J. Prezzano	86,841,787	1,896,336	2,719,985
Laura G. Thatcher	87,924,079	814,044	2,719,985
Robert F. Wallman	83,149,710	5,588,413	2,719,985
Christopher Wright	86,930,241	1,807,882	2,719,985

Proposal 2: A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
85,841,863	2,571,847	324,413	2,719,985

Proposal 3: Ratification of appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company for the year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,624,106	549,427	284,575	0

Proposal 4: Shareholder Proposal seeking a proxy access bylaw.

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,921,688	28,238,212	1,578,223	2,719,985

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER TECHNOLOGIES, INC. (Registrant)

Date: June 1, 2015	By:	/s/ David B. Liner
David B. Liner Vice President, General Counsel and Secretary